UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 6, 2019

AT&T INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares (Par Value $1.00 Per Share)	T	New York Stock Exchange
AT&T Inc. Floating Rate Global Notes due August 3, 2020	T 20C	New York Stock Exchange
AT&T Inc. 1.875% Global Notes due December 4, 2020	T 20	New York Stock Exchange
AT&T Inc. 2.65% Global Notes due December 17, 2021	T 21B	New York Stock Exchange
AT&T Inc. 1.45% Global Notes due June 1, 2022	T 22B	New York Stock Exchange
AT&T Inc. 2.50% Global Notes due March 15, 2023	T 23	New York Stock Exchange
AT&T Inc. 2.75% Global Notes due May 19, 2023	T 23C	New York Stock Exchange
AT&T Inc. Floating Rate Global Notes due September 5, 2023	T 23D	New York Stock Exchange
AT&T Inc. 1.05% Global Notes due September 5, 2023	T 23E	New York Stock Exchange
AT&T Inc. 1.30% Global Notes due September 5, 2023	T 23A	New York Stock Exchange
AT&T Inc. 1.95% Global Notes due September 15, 2023	T 23F	New York Stock Exchange
AT&T Inc. 2.40% Global Notes due March 15, 2024	T 24A	New York Stock Exchange
AT&T Inc. 3.50% Global Notes due December 17, 2025	T 25	New York Stock Exchange
AT&T Inc. 0.250% Global Notes due March 4, 2026	T 26E	New York Stock Exchange
AT&T Inc. 1.80% Global Notes due September 5, 2026	T 26D	New York Stock Exchange
AT&T Inc. 2.90% Global Notes due December 4, 2026	T 26A	New York Stock Exchange
AT&T Inc. 2.35% Global Notes due September 5, 2029	T 29D	New York Stock Exchange
AT&T Inc. 4.375% Global Notes due September 14, 2029	T 29B	New York Stock Exchange
AT&T Inc. 2.60% Global Notes due December 17, 2029	T 29A	New York Stock Exchange
AT&T Inc. 0.800% Global Notes due March 4, 2030	T 30B	New York Stock Exchange
AT&T Inc. 3.55% Global Notes due December 17, 2032	T 32	New York Stock Exchange
AT&T Inc. 5.20% Global Notes due November 18, 2033	T 33	New York Stock Exchange
AT&T Inc. 3.375% Global Notes due March 15, 2034	T 34	New York Stock Exchange
AT&T Inc. 2.45% Global Notes due March 15, 2035	T 35	New York Stock Exchange
AT&T Inc. 3.15% Global Notes due September 4, 2036	T 36A	New York Stock Exchange
AT&T Inc. 1.800% Global Notes due September 14, 2039	T 39B	New York Stock Exchange
AT&T Inc. 7.00% Global Notes due April 30, 2040	T 40	New York Stock Exchange
AT&T Inc. 4.25% Global Notes due June 1, 2043	T 43	New York Stock Exchange
AT&T Inc. 4.875% Global Notes due June 1, 2044	T 44	New York Stock Exchange
AT&T Inc. 5.35% Global Notes due November 1, 2066	T BB	New York Stock Exchange
AT&T Inc. 5.625% Global Notes due August 1, 2067	T BC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Throughout this document, AT&T Inc. is referred to as “AT&T” or the “Company.” On December 11, 2019, the Company and NCWPCS MPL Holdings, LLC, an indirect subsidiary of the Company (the “Issuer”), entered into agreements with MUFG Bank, LTD., New York Branch (“MUFG”), Intesa Sanpaolo S.p.A., SG Mortgage Finance Corp., Wells Fargo Bank, N.A., Banco Santander, S.A., New York Branch, Sumitomo Mitsui Banking Corporation, Royal Bank of Canada, and Banco Bilbao Vizcaya Argentaria, S.A., New York Branch (together with MUFG, the “Investors”), to sell (via private placement) Class A-2 limited membership interests in the Issuer to the Investors for $4.5 billion (the “December Transaction”). The Issuer holds assets related to certain wireless communication sites (including potential proceeds from end-of-lease tower purchase options) owned by subsidiaries of the Issuer. The December Transaction expanded the September 26, 2019 transaction involving the sale by the Issuer of Class A-1 limited membership interests to MUFG for $1.5 billion (via private placement), as reported on AT&T’s Current Report on Form 8-K filed on October 9, 2019. As part of the December Transaction, AT&T and its subsidiaries contributed financial assets and additional assets related to wireless communication sites to the Issuer. The additional assets related to wireless communication sites were the subject of either the 2014 transaction with Vertical Bridge Holdings, LLC and Vertical Bridge Towers, or the 2000 transaction with Spectrasite Holdings, Inc. and Southern Towers.

The Class A-1 limited membership interests entitle MUFG to receive cumulative quarterly distributions at a per annum rate of 5.0% and the Class A-2 limited membership interests entitle the Investors other than MUFG to receive cumulative quarterly distributions at a per annum rate of 4.75%. The distributions are payable to the Investors, as and when declared, on each February 1, May 1, August 1 and November 1. The per annum rates for the Class A-1 and Class A-2 limited membership interests (together, the “Class A limited membership interests”) will be reset after 5 years. The Issuer has the option to redeem the outstanding Class A limited membership interests any time after September 26, 2024. After September 26, 2024, the Class A limited membership interests are subject to a mandatory remarketing period designed to reprice the rate of the quarterly distributions. After four unsuccessful consecutive attempts to remarket the Class A limited membership interests, the Issuer will be subject to liquidation.

The Second Amended and Restated Limited Liability Company Agreement of the Issuer (the “LLC Agreement”), which governs the Class A limited membership interests, contains certain negative and affirmative covenants and requires the Issuer to hold, among other things, permitted assets such that the ratio of the value of permitted assets to the unrecovered capital of the Class A limited membership interests is at least 2 to 1. Permitted assets include the subsidiary entities that own or lease the wireless telecommunication sites and promissory notes issued by AT&T. Notice events under the LLC Agreement, which could result in the liquidation of the Issuer, include (1) the failure to make quarterly distributions in respect of the Class A limited membership interests on two or more distribution dates; (2) the failure of the Issuer to meet the portfolio requirements under the LLC Agreement; (3) breaches of certain covenants contained in the LLC Agreement; (4) material breaches of representations and warranties made by the Issuer, its managing member, AT&T or its subsidiaries; or (5) as noted above, four unsuccessful consecutive attempts to remarket the Class A limited membership interests.

The terms of the Class A limited membership interests are more fully described in, and this description is qualified in its entirety by reference to, the LLC Agreement, a copy of which is filed as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated herein by reference.

AT&T will use the proceeds from the December Transaction for general corporate purposes, including share repurchases and paying down outstanding debt. The December Transaction is not expected to have any impact on the operation of wireless communication sites and related assets held by the Issuer and its subsidiaries. The December Transaction is consistent with AT&T’s plans to monetize non-strategic assets as it de-levers its balance sheet.

From time to time, the Investors or their affiliates provide investment banking services to AT&T.

Item 8.01	Other Events.

On December 6, 2019, AT&T Inc. (“AT&T” or the “Company”) entered into an accelerated share repurchase agreement (“ASR Agreement”) with Goldman Sachs & Co. LLC (“Goldman Sachs”) to repurchase $4.0 billion (the “Repurchase Price”) of the Company’s common stock, par value $1.00 (the “Common Stock”).

Under the terms of the ASR Agreement, AT&T will pay the Repurchase Price on January 3, 2020 and receive on January 3, 2020 Common Stock with an aggregate value of 80% of the Repurchase Price. The final number of shares to be repurchased under the ASR Agreement will be based on the average of the daily volume-weighted average prices of the Common Stock during the period of Goldman Sachs’ purchases, subject to adjustments pursuant to the terms and conditions of the ASR Agreement. Upon final settlement of the ASR Agreement, AT&T may be entitled to receive additional shares of Common Stock or, under certain circumstances specified in the ASR Agreement, AT&T may be required to deliver shares of Common Stock or make a cash payment, at its option, to Goldman Sachs.

The ASR Agreement contains provisions customary for agreements of this type, including provisions for adjustments to the transaction terms, the circumstances generally under which the ASR Agreement may be accelerated, extended or terminated early by Goldman Sachs and various acknowledgments, representations and warranties made by the parties to one another. The ASR Agreement is scheduled to terminate at approximately the end of the first quarter of 2020 but may conclude earlier at Goldman Sachs’ option.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

(d)    Exhibits

10.1	Second Amended and Restated Limited Liability Company Agreement of NCWPCS MPL Holdings, LLC.*

104	The cover page from AT&T Inc.’s Current Report on Form 8-K, formatted in Inline XBRL

*	The schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide a copy of the omitted schedules and similar attachments on a supplemental basis to the Commission or its staff, if requested.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: December 12, 2019	By:	/s/ George B. Goeke
George B. Goeke
Senior Vice President and Treasurer